Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [XXXXX]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                   Exhibit 10.2

                                                      COPY OF EXECUTED 1998 AGMT

                    NETWORLD LICENSE AND PRODUCTION AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made by and between Novell, Inc., a Delaware corporation having a principal place of business located at 122 East 1706 South Provo, Utah 84606 ("Novell") and ZD Events Inc., which has a place of business located at 303 Vintage Park Drive, Foster City, California 94404 ("ZD Events"), and is effective as of the 14th day of December 1998 ("Effective Date").

1. PURPOSE. Novell is in the business of, among other things, manufacturing, distributing, selling, offering for sale, and promoting network computing products, which are marketed throughout the world under certain trademarks and service marks. ZD Events is in the business of, among other things, organizing, promoting, and operating exhibitions, conferences, and seminars, including those particularly relating to the computer and high technology industry.

      On December 18, 1992, Novell entered a Service Mark License Agreement with the Interop Company, a division of Ziff Communications Company (the "Interop Company Agreement"). Under the Interop Company Agreement the Interop Company agreed to perform trade event management services and Novell authorized the Interop Company to use the NETWORLD service mark to identify events operated under the name NETWORLD+INTEROP. SOFTBANK Corporation subsequently acquired the event division of Ziff Communications Company, and Novell later consented to assignment of the Interop Company Agreement to SOFTBANK Forums.

      On October 10, 1997 SOFTBANK Forums gave Novell notice of termination of the Interop Company Agreement. Under the terms of the Agreement, such termination would be effective on December 14, 1998. Novell and ZD Events (successor in interest to SOFTBANK Forums) now desire to enter this Agreement, which will commence immediately upon the expiration of the Interop Company Agreement and establish the respective rights and obligations of the parties with respect to future NETWORLD+INTEROP Events.

2. DEFINITIONS. Throughout this Agreement the following expressions shall be interpreted as set forth below:

      a. Attendee Lists means the lists of registrants and exhibitors compiled by ZD Events as a result of the Event. The list shall be appropriately segregated as to type of customer and geographical location.

      b. Base Exhibit Space means the space provided by ZD Events to Novell to exhibit its corporate offerings, and not for sublease, sublicense, or sale of any kind to third parties, at the Events. But Novell may host other companies as guests in the Base Exhibit Space solely to promote Novell offerings or offerings promoted by Novell and its guest.

      c. Combined Mark means the ZD Marks in combination with the Novell Mark, in the form of "NETWORLD+INTEROP" or as mutually agreed upon by the parties in a written amendment to this Agreement.

      d.    Effective Date means the date set forth above.

      e. Event(s) means any event operated by ZD Events under the name of the Combined Mark in compliance with this Agreement. Each Event shall be any of the multi-day, free and paid attendance events, with exhibition space for paid


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NetWorld License And Production Agreement                        ZD Events Inc.

            exhibitor booths, keynote addresses, and related conference seminars, courses, and tutorials, all relating to networking technology.

      f. MPOs means marketing and promotional opportunities that may be offered by ZD Events for purchase in connection with an Event.

      g. Novell Customer List means lists of resellers, VARS, distributors, registered NetWare users, user groups, prospects, and other NetWare service providers, including Novell strategic partners, owned by Novell and to be provided to ZD Events in connection with an Event, as appropriate to promote and sell the Event and as agreed by the parties. The list shall be appropriately segregated as to type of customer and geographical location (so that solicitation may be selective to each Event and various Event activities).

      h.    Novell Mark means the service marks identified in Exhibit A.

      i. Partner Pavilion Space means space adjacent to the Base Exhibit Space, which may be purchased by Novell, or at Novell's option may be managed by ZD Events, for lease by Novell industry partners such as developers.

      j.    Term means the term of this Agreement, including any extensions.

      k.    ZD Marks means the service marks identified in Exhibit B.

3.    OWNERSHIP.

      a. Novell Customer Lists+Novell owns all right, title, and interest in and to the Novell Customer Lists.

      b. Attendee Lists. ZD Events own all right, title, and interest in and to the Attendee Lists, subject to the provisions of this Section 3(b), but shall provide Novell a license to use such Attendee Lists as provided in Sections 9(b) and 13(h). Neither party will have a duty to account to the other party with respect to any revenues or other benefits arising from the use of the Attendee Lists.

4.    LICENSE TO NOVELL MARK.

      a. License to Novell Mark. Novell hereby grants to ZD Events an exclusive, worldwide license to use the Novell Mark solely as part of the Combined Mark and solely in connection with the promotion or production of the Event. ZD Events shall use the Novell Mark in compliance with the Novell Usage Rules (as defined below). ZD Events shall use the Novell Mark in such a way that it will remain distinct from the ZD Marks and any other ZD Events trademark, service mark, collective mark, or certification mark. ZD Events shall not superimpose the Novell Mark on any mark owned by ZD Events or third parties, and ZD Events shall not superimpose any mark owned by ZD Events or third parties on the Novell Mark, except as expressly authorized by Novell. ZD Events or its agents may use the Novell Mark with the limitations set forth in this Section 4 on such promotional, display, advertising, show guides, and websites as it may, in its reasonable judgment, use to promote the Event. ZD Events acknowledges that its rights to use the Novell Mark are limited to this license grant and do not include, without limitation, the right to use the Novell Mark to describe or promote anything other than the Event.

      b. Quality Standards. ZD Events agrees that the Event will be of high quality, consistent with standards in the event industry and will be of comparable quality


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NetWorld License And Production Agreement                        ZD Events Inc.

            to NetWorld+Interop 1998 events held in comparable locations. In the event that Novell determines that the Event no longer meets the foregoing quality standards, Novell will so advise ZD Events and provide ZD Events with reasonable guidance and a commercially reasonable time of no less than 90 days to take corrective action to meet the above-referenced quality. In the event the parties fail to agree on the compliance of the Event with the quality standard, Novell may initiate the issue resolution process set forth in
            Section 22.

      c. Usage Rules. Novell may prescribe in writing reasonable usage rules for the Novell Mark with respect to, without limitation, font, style, color, and size ("Novell Usage Rules"). Novell shall provide ZD Events with reasonable advance notice of any Novell Usage Rules and any change in the Novell Usage Rules, such that ZD Events can timely modify materials containing the Novell Mark. ZD Events shall send Novell a copy of all advertising, brochures, collateral materials, direct mail, labels and similar materials that make use of the Novell Mark. If Novell notifies ZD Events that any use of the Novell Mark is not in compliance with the Novell Usage Rules then promulgated and ZD Events complied with the review and approval process set forth in Article 6, ZD Events shall promptly correct that use in that and all future advertising, brochures or materials after existing stocks are used up; but if ZD Events failed to comply with the review and approval process set forth in Article 6, Novell may demand that existing stocks be discarded and ZD Events must comply with such demand.

      d. Reservation of rights and goodwill in Novell. Novell retains all rights not expressly conveyed to ZD Events by this Agreement. ZD Events recognizes Novell's ownership in the Novell Mark and acknowledges the value of the publicity and goodwill associated with the Novell Mark and acknowledges that such goodwill shall exclusively inure to the benefit of, and belong to, Novell. ZD Events has no rights of any kind whatsoever with respect to the Novell Mark except as set forth in this Agreement. ZD Events acknowledges that this license extends to ZD Events Inc. and not to any other entity.

      e.    No Registration By ZD Events.

            i. ZD Events represents and warrants that ZD Events does not own and has not caused to be made any registrations or applications for registration, in any class, and in any and all countries of the world on its behalf and/or in the name of ZD Events, its affiliates and/or related companies, or any officer, director, employee, agent, servant, or other juristic entity within the control of ZD Events or who controls ZD Events, for any trademarks, service marks, or domain names (to the extent protectible under applicable trademark law), that are the same as, confusingly similar to (as provided by applicable trademark law), and/or that contain, the Novell Mark, or the Combined Mark. ZD Events agrees, upon Novell's written request, to abandon or cancel any trademark and/or service mark registration and/or application for registration (except for the U.S. registration for "N+I" and the InterNIC domain name registration "networld.net") that would be inconsistent with the foregoing representation and warranty. With respect to the InterNIC networld.net domain name registered by ZD Events' predecessor in interest, ZD Events represents that the registration lapsed unintentionally, and that ZD Events will provide reasonable cooperation and assistance to Novell to support Novell's efforts to obtain the networld.net domain name.

            ii. ZD Events further agrees that ZD Events shall refrain from filing or causing to be filed any new trademark, service mark, and/or domain name (to the extent protectible under applicable trademark law) in any class and in any

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NetWorld License And Production Agreement                        ZD Events Inc.

                  country, for any trademark, service mark, and/or domain name (to the extent protectible under applicable trademark law) confusingly similar to, or that contains, as provided by applicable trademark law, any and/or all of the Novell Mark, or the Combined Mark, in the name of or on behalf of ZD Events, its subsidiaries, related companies, or in the name of or on behalf of any other officer, director, employee, agent, servant, or other juristic entity within the control of, or that controls, ZD Events.

            iii. Nothing in this paragraph 4.e shall be construed to limit Novell's rights under applicable trademark law to oppose or seek cancellation of ZD Events applications for trademarks that are the same as, confusingly similar to (as defined by applicable trademark law), or contain the Novell Mark, or the Combined Mark, in whole or in part.

            iv. Section 8.b of the Interop Company Agreement required ZD Events and its predecessors to prosecute applications for the Combined Mark; however, the parties are not putting an equivalent provision in this Agreement. ZD Events represents that no applications were ever pursued and no registrations of the Combined Mark were obtained under the Interop Company Agreement, and Novell waives any claims arising from the fact that no applications were ever pursued and no registrations of the Combined Mark were obtained.

            v. Nothing in this Section 4(e) affects ZD Events' ownership or rights in the ZD Marks, nor limits ZD Events' right to register the ZD Marks, except as part of the Combined Mark.

      f. Assistance to Novell. ZD Events shall assist Novell, to the extent necessary, to protect or to obtain protection for any of Novell's rights to the Novell Mark. Novell shall use all reasonable efforts to register the Novell Mark, in the name of Novell, in the principal jurisdictions throughout the world in which it is contemplated the Event will be held. Novell shall also have the right, in its discretion, to commence or prosecute claims or suits in its own name or in the name of ZD Events (with the written permission of ZD Events not to be withheld unreasonably), its subsidiaries, affiliates, and/or related companies where appropriate, or to join ZD Events (with the written permission of ZD Events not to be withheld unreasonably), its subsidiaries, affiliates, and/or related companies where appropriate, as a party or parties thereto. ZD Events shall promptly notify Novell in writing of any known or suspected improper uses of the Novell Mark by a third party. Although Novell shall consult with ZD Events and give due consideration to ZD Events' opinions, as owner of the Novell Mark, Novell shall have the sole right to determine whether or not any action is necessary to protect the Novell Mark. ZD Events shall not institute any suit or take any action on account of such use of the Novell Mark by others, except with Novell's prior written consent, unless such action is based on an allegation by ZD Events that Novell improperly granted rights to use the Novell Mark to a third party in violation of this Agreement.

      g.    Recordation.

            i. Prior to using the Novell Mark in any country outside of the United States, ZD Events shall provide written notice to Novell of such country. Based upon the notice, Novell may, where it deems appropriate in its sole discretion, record ZD Events as a registered user of such mark in such country and/or record the Agreement (or other license agreements that meet appropriate local standards) with appropriate authorities. ZD Events shall assist Novell as appropriate in carrying out such recording process and shall pay to Novell US$300 to help defray costs for each such recordation.

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NetWorld License And Production Agreement                        ZD Events Inc.

                  Novell shall invoice ZD Events for its share of recordal expenses, and such invoices shall be payable to Novell within 30 days after receipt of the applicable invoice. Novell acknowledges that ZD Events promotes the Event by means of displaying the Combined Mark on web sites accessible to third parties worldwide, and that ZD Events materials in various forms include the Combined Mark and are distributed worldwide to promote the Event.

            ii. ZD Events agrees to execute any documents reasonably presented by Novell after the termination or expiration of this Agreement to restore Novell to its position as owner of the mark in that jurisdiction.

      h. Statements In Advertisements and Promotional Material. All advertisements and promotional materials for the Event shall include the following statement:

            NetWorld is a service mark of Novell, Inc., and is registered in certain jurisdictions.

            Novell may, from time to time, reasonably request ZD Events to substitute a different statement of equal import. Such requests shall be in writing and shall be given and effective pursuant to the notice provisions of Article 19.

      i. ZD Events Obligations With Respect to Novell Trademarks. ZD Events further agrees that during the Term of this Agreement: (i) it will not use trade dress of the Novell Mark for any purpose other than promotion of the Event, but may use the colors red and black, and typefaces not proprietary to Novell; (ii) it will not harm, misuse, or bring into dispute or disrepute the Novell Mark or Novell; (iii) it will not create any expenses chargeable to Novell without Novell's prior written approval; (iv) it will protect, to the best of its ability, its right to carry on this Agreement and to produce the Event as provided in this Agreement; and (v) it will comply with all laws and regulations relating or pertaining to the production and promotion of the Event. ZD Events agrees that Novell may, at its option, terminate this Agreement pursuant to Section 18(a) if ZD
            Events: (i) attacks, interferes with, or brings any kind of action or legal or administrative proceeding in relation to the use of the Novell Mark; and/or (ii) attacks the validity of the license to ZD Events granted hereunder. During the Term of this Agreement and thereafter, ZD Events agrees not to use the Novell Mark for any purpose other than promotion of the Event. Novell shall be entitled to seek injunctive relief if ZD Events violates the obligations set forth in the preceding sentence.

5.    LICENSE TO ZD EVENTS MARK.

      a. License to ZD Marks. ZD Events hereby grants to Novell an exclusive, worldwide license to use the ZD Marks solely as part of the Combined Mark and solely in connection with the promotion and production of the Event. Novell shall use the ZD Marks in compliance with the ZD Usage Rules (as defined below). Novell shall use the ZD Marks in such a way that it will remain distinct from the Novell Mark and any other Novell trademark, service mark, collective mark, or certification mark. Novell shall not superimpose the ZD Marks on any Mark owned by Novell or third parties, and Novell shall not superimpose any Mark owned by Novell or third parties on the ZD Marks, except as expressly permitted by ZD Events. Novell or its agents may use the ZD Marks with the limitations set forth in this
            Article 5 on such promotional, display, websites, and advertising materials as may, in its reasonable judgment, promote the Event and in materials provided at the Event. Novell acknowledges that its rights to use the ZD Marks are limited to this license grant and do not include, without limitation, the right to use the ZD Marks to describe or promote anything other than the Event.

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NetWorld License And Production Agreement                        ZD Events Inc.

      b. Quality of Materials. The materials on which Novell places the ZD Marks shall be of high quality and consistent with the quality and image of the Event.

      c. Usage Rules. ZD Events may prescribe in writing reasonable usage rules for the ZD Marks with respect to, without limitation, font, style, color, and logo size ("ZD Usage Rules"). ZD Events shall provide Novell with reasonable advance notice of any ZD Usage Rules and any change in the ZD Usage Rules, such that Novell can timely modify materials containing the ZD Marks. Novell shall send ZD Events a copy of all advertising, brochures, collateral materials, direct mail, labels and similar materials that make use of the ZD Marks. If ZD Events notifies Novell that any use of the ZD Marks is not in compliance with the usage rules then promulgated, or does not meet the quality standard set forth in Section 5(b) and Novell complied with the review and approval process set forth in Article 6, Novell shall promptly correct that use in that and all future advertising, brochures, or materials after existing stocks are used up; but if Novell failed to comply with the review and approval process set forth in Article 6, ZD Events may demand that existing stocks be discarded and Novell must comply with such demand.

      d. Reservation of rights and goodwill in ZD Events. ZD Events retains all rights not expressly conveyed to Novell by this Agreement. Novell recognizes ZD Events' ownership in the ZD Marks and acknowledges the value of the publicity and goodwill associated with the ZD Marks and that such goodwill shall exclusively inure to the benefit of, and belong to, ZD Events. Novell has no rights of any kind whatsoever with respect to the ZD Marks except as set forth in this Agreement. Novell acknowledges that this license extends to Novell Inc. and not to any other entity.

      e.    No Registration By Novell.

            i. Novell represents and warrants that Novell does not own and has not caused to be made any registrations or applications for registration, in any class, and in any and all countries of the world on its behalf and/or in the name of Novell, its affiliates and/or related companies, or any officer, director, employee, agent, servant, or other juristic entity within the control of Novell or who controls Novell, for any trademarks, service marks, or domain names (to the extent protectible under applicable trademark law), that are the same as, confusingly similar to (as provided by applicable trademark law), and/or that contain, the ZD Marks, or the Combined Mark. Novell agrees, upon ZD Events' written request, to abandon or cancel any trademark and/or service mark registration and/or application for registration that would be inconsistent with the foregoing representation and warranty.

            ii. Novell further agrees that Novell shall refrain from filing or causing to be filed any new trademark, service mark, and/or domain name (to the extent protectible under applicable trademark law) in any class and in any country, for any trademark, service mark, and/or domain name (to the extent protectible under applicable trademark law) confusingly similar to, or that contains, as provided by applicable trademark law, any and/or all of the ZD Marks, or the Combined Mark, in the name of or on behalf of Novell, its subsidiaries, related companies, or in the name of or on behalf of any other officer, director, employee, agent, servant, or other juristic entity within the control of, or that controls, Novell.

            iii. Nothing in this paragraph 5.e shall be construed to limit ZD Events' rights under applicable trademark law to oppose or seek cancellation of Novell applications for trademarks that are the same as, confusingly similar to (as

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NetWorld License And Production Agreement                        ZD Events Inc.

                  defined by applicable trademark law), or contain the ZD Marks, or the Combined Mark, in whole or in part.

            iv. Novell represents that it has not applied to register the Combined Mark in any jurisdiction.

            v. Nothing in this Section 4(e) affects Novell's ownership or rights in the Novell Mark, nor limits Novell's right to register the Novell Mark, except as part of the Combined Mark.

      f. Assistance to ZD Events. Novell shall assist ZD Events, to the extent necessary, to protect or to obtain protection for any of ZD Events' rights to the ZD Marks. Novell shall promptly notify ZD Events in writing of any known or suspected improper uses of the ZD Marks by a third party. Although ZD Events shall consult with Novell and give due consideration to Novell's opinions, as owner of the ZD Marks, ZD Events shall have the sole right to determine whether or not any action is necessary to protect the ZD Marks. Novell shall not institute any suit or take any action on account of such use of the ZD Marks by others, except with ZD Events' prior written consent, unless such action is based on an allegation by Novell that ZD Events improperly granted rights to use the ZD Marks to a third party in violation of this Agreement.

      g. Statements In Advertisements and Promotional Materials. All advertisements and promotional materials for the Event shall include the following statement:

            "INTEROP is a service mark owned by ZD Events Inc. and may be registered in the United States and other countries."

            ZD Events may, from time to time, reasonably request Novell to substitute a different statement of equal import. Such requests shall be in writing and shall be given and effective pursuant to the notice provisions of Article 19.

      h. Novell Obligations With Respect to ZD Events Trademarks. Novell further agrees that during the term of this Agreement: (i) it will not use trade dress of the ZD Marks for any purpose other than promotion of the Event; and (ii) it will not harm, misuse or bring into dispute or disrepute the ZD Marks or ZD Events. Novell agrees that ZD Events may, at its option, terminate this Agreement in accordance with Section 18(a) if Novell: (i) attacks, interferes with or brings any kind of action or legal or administrative proceeding in relation to the use of any of the ZD Marks; and/or
            (ii) attacks the validity of the license to Novell granted hereunder. During the term of this Agreement and thereafter, Novell agrees not to use the ZD Marks for any purpose other than promotion of the Event, including, without limitation, use of the ZD Marks to identify, or describe the nature of, any product, service, event, or other offering of Novell, or a party with whom Novell has a business relationship or shared economic interest, which is unrelated to the Event. ZD Events shall be entitled to seek injunctive relief if Novell violates the obligations set forth in the preceding sentence.

6.    OTHER TRADEMARK ISSUES.

      a. Combined Mark. Neither party may apply to register the Combined Mark as a trademark or service mark in any jurisdiction. Except as expressly permitted by this Agreement, each party agrees it will not use the Combined Mark or any mark confusingly similar to the Combined Mark in a manner that would infringe the Combined Mark under U.S. trademark law.

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NetWorld License And Production Agreement                        ZD Events Inc.

      b. Approval Of Use Of Marks; Contacts. Each party has final approval of the use of its Marks and Logos, in accordance with the following procedures:

            i.    Approval may not be withheld unreasonably.

            ii. Each party must designate a principal and alternative contact to whom materials must be submitted for review. Novell's initial contact is Blake Shumway, Trade Show Exhibits Manager or, if he cannot be contacted, Karen Zunkowski, Trade Show Program Manager; ZD Events' initial contact is Dara Knoblock, Interop Marketing Director or, it she cannot be contacted, Valerie Williamson, Interop General Manager; and either may delegate the responsibility by providing written notice to the other party.

            iii. Materials are deemed to have been submitted to the other for review upon delivery when (i) that delivery was documented by confirmed facsimile transmission receipt, package delivery receipt, or confirmed email transmission; and (ii) the sending party telephoned or left a voice mail message for the individual recipient advising of the date and means by which materials were sent, but such notice given after delivery sets the time of delivery for purposes of this Section.

            iv. If materials are not objected to within 2 business days from receipt, the sending party must first notify the other party's Senior Representative that no response has been received and that the sending party intends to use and distribute the materials, and the sending party may use and distribute the materials if the Senior Representative has not objected within 1-1/2 business days of receipt of notification (as measured in the location of the Senior Representative's principal office). Novell's Senior Representative is Margaret Epperheimer; ZD Events' Senior Representative is Dick Blouin.

            v. If a party objects to materials using its Marks or Logos, the requesting party may request that the usage issues be reviewed, in which event the parties' representatives must confer within one business day of the review request to resolve the issues and, if the representatives are unable to resolve the issues within that one business day period, the issue must be escalated immediately to executive representatives of each party for resolution within one additional business day.

            vi. If a party later reasonably objects for failure to conform to a party's Trademark Guidelines or this Agreement, the materials will be conformed after existing stock is used up.

            vii. Where this Agreement and a party's Usage Rules are inconsistent, this Agreement controls.

      c. Trade Dress. As of the Effective Date, the parties have not undertaken to determine whether the NetWorld show and/or the Event has in the past or presently has a trade dress that would be protectible under the laws of any jurisdiction. Accordingly, the parties agree as follows:

            i. This Agreement does not grant either party the right to use the trade dress of the other party.

            ii. If the Event has or develops a protectible trade dress, such trade dress:

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NetWorld License And Production Agreement                         ZD Events Inc.

                  a) is jointly owned by the parties, and may be used by either party without any obligation to account to the other;

                  b) may be used without restriction by either party during the Term or after any termination or expiration of this Agreement; and

                  c) may be asserted by either party against any third party that is not an affiliate of or successor in interest to either party to this Agreement, unless the other party to this Agreement reasonably objects on the ground that its interests are harmed by the assertion of right.

7. SEPARATE USES OF MARKS. The parties recognize and agree that in order to protect their respective trademarks it may be important that to a reasonable but limited extent ZD Events will use the ZD Marks and Novell will use the Novell Mark independent of each other in connection with the Event to the extent reasonably necessary to protect the value and integrity of the marks individually. Each party acknowledges that the other party, given the nature, scope, and requirements of this Agreement, may discontinue use of its respective mark during the term of this Agreement by not exercising its rights to make independent uses of such mark as contemplated herein. The parties shall agree on employment of each of the Marks in promoting or sponsoring the Event in an appropriate separate use to protect each of the marks.

8.    USE OF ABBREVIATIONS.

      a. The parties agree that the primary identifier for the Event is the full Combined Mark, but that use of the mark in abbreviated form, such as "N+I", is acceptable as a secondary identifier on a limited basis. The parties will confer regarding the scope of usage of any abbreviated form, and both parties must agree in a written amendment to this Agreement before any abbreviated form other than "N+I" is used officially to identify the Event.

      b. Any existing applications or registrations of an abbreviated form of the Combined Mark must be amended to include both parties as owners, and any further registration of an abbreviated form of the Combined Mark in any jurisdiction must (i) first be agreed upon by both parties, and (ii) identify both parties as owners; but if any such registration as joint owners were to be rejected by any trademark authority, the parties will nonetheless treat the "N+I" mark as jointly owned.

      c. Following the termination of this Agreement, any applications or registrations of the Combined Mark or any abbreviated form of the Combined Mark existing at the time of termination of this Agreement will be allowed to lapse in the ordinary course.

9.    OTHER LICENSES.

      a. Novell grants to ZD Events a non-transferable, non-exclusive license to use the Novell Customer Lists to solicit attendees and exhibitors to attend or participate in an Event and to otherwise increase the visibility of the Event. Such license will be exercised through use of a bonded third-party mail-house reasonably acceptable to Novell. ZD Events will provide the materials to be forwarded to the mail-house and Novell will provide, at no cost to ZD Events, the Novell Customer Lists to the mail-house for fulfillment not later than 20 weeks prior to each Event, in a format to be specified by ZD Events. ZD Events will not have direct access to the Novell Customer List.

      b. ZD Events grants to Novell a non-transferable, non-exclusive license to use the Attendee List to solicit attendees and exhibitors to attend or participate in an Event

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NetWorld License And Production Agreement                         ZD Events Inc.

            and to otherwise increase the visibility of the Event, and for the marketing of its products and services. Such license will be exercised through use of a bonded third-party mail-house reasonably acceptable to ZD Events. Novell will provide the materials to be forwarded to the mail-house and ZD Events will provide the Attendee Lists to the mailhouse for fulfillment upon each Novell request, in a format to be specified by ZD Events. Novell will not have direct access to the Attendee List and may not through any means provide access to the Attendee List to any third party. Novell agrees not to use the Attendee Lists in connection with the production or promotion of a technology exhibition, conference, or seminar, unless such event is solely owned and produced by Novell.

10.   NON-COMPETITION.

      a. The parties acknowledge that they each engage in other business activities that deal with the same market to which their activities under this Agreement are directed. Nothing in this agreement shall be deemed to limit such activities, except as hereinafter specifically provided.

      b. Unless it has obtained the written permission of the other party by means of an amendment to this Agreement, neither party may organize or sponsor an event that:

            i.    uses the other party's Mark or the Combined Mark; or

            ii. is substantially similar to a scheduled Event in terms of subject matter, date, and having equal or greater size; or

            iii. is substantially similar to a scheduled Event in terms of subject matter, date, and location (except for events produced for the benefit of a vendor and targeted at the customers and prospects of that vendor).

      c. If either party wishes to organize an additional Event, the proposing party will so notify the other party in writing. The other party shall reply in writing within 7 days. If the other party replies that it does not want the additional Event or to participate in that Event, the proposing party may organize and manage an event or conference in that country using, in the case of the ZD Events, the ZD Marks or some other name and, in the case of Novell, the Novell Mark or some other name, but may not use the other party's Mark. Such events shall not be deemed to violate this Article 10. If the other party fails to respond within the 7-day period from receipt of the original notice, the proposing party may send a second written request, directed to Novell's VP Marketing or ZD Events' EVP Business Development respectively. If the other party again fails to respond within 7 days from receipt of the notice, the requesting party may send a third written request, directed to Novell's President or ZD Events' President respectively. If the other party again fails to respond within 7 days from receipt of the notice, the requesting party may organize and manage an event in that county as if the responding party had stated that it does not want to participate in the proposed Event.

      d. Notwithstanding anything to the contrary in this Agreement, the parties agree that neither party may independently hold an event under a name incorporating the ZD Marks and/or the Novell Mark in any country in which an Event either exists or is planned for the future, except that ZD Events may organize conferences (without accompanying expositions) using the ZD Marks.

11.   LICENSE FEE. In consideration of the license to the Novell Mark granted in
      Article 4, the license to the Novell Customer List granted in Article 9, and Novell's participation in and support of the Event, during the term of this Agreement ZD Events will pay Novell

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NetWorld License And Production Agreement                         ZD Events Inc.

      US$1,000,000 per annum, payable in two equal installments of US$500,000 on 15 April and 15 October of each year, with the first payment due on 15 April 1999. In the event any termination (other than for breach by Novell) is effective on a date other than the last day of the year, the license fee shall be payable pro rata for the number of days of the calendar year through the last day of the last Event during which the Agreement continued in effect. The parties do not intend that Section 11 of this Agreement shall serve to establish or otherwise reflect on the fair market value of the Novell Mark.

12. NOVELL BENEFITS. As additional consideration to Novell in connection with its performance under this Agreement and its support of the Event, ZD Events will provide Novell with certain benefits in connection with each Event, as follows:

      a.    Base Exhibit Space.

            i. ZD Events will provide to Novell Base Exhibit Space equal to [XXXXX], and Novell must select and occupy not less than [XXXXX], of the net square footage of exhibit floor space. No rental fee shall be charged by ZD Events for the Base Exhibit Space; provided, however, that Novell's use of the Base Exhibit Space shall otherwise be subject to the terms and conditions of ZD Events' standard exhibit space rental agreement with respect to the Event ("Exhibit Agreement"). Novell shall be entitled, at Novell's option, to any exception to the terms and conditions of the Exhibit Agreement that ZD Events grants to other exhibitors at that Event.

            ii. Novell shall receive first priority in selecting the location of the Base Exhibit Space as follows: as soon as reasonably possible prior to the first date of any space re-sign, ZD Events shall provide Novell with notice of such Event together with the floor plan and Exhibit Agreement, and Novell shall have 7 business days to select its location and execute and return the Exhibit Agreement. In the event Novell does not select the location and return the executed Exhibit Agreement within the 7-day period or prior to the first date on which re-sign is opened to exhibitors at the first day of the Event for which re-sign is made available, whichever first occurs, Novell will be deemed to have waived its first priority for selection of exhibit space with respect to such Event.

      b. Additional Exhibit Space. Novell may purchase additional exhibit space at [XXXXX] of the retail rate. Such additional space may be occupied under the same terms as the Base Exhibit Space.

      c. Partner Pavilion Space. Novell may purchase Partner Pavilion Space. During the Term, Novell may use the balance of any unused Base Exhibit Space (up to the maximum [XXXXX] allowance) as Partner Pavilion Space at a [XXXXX] discount from the retail rate for exhibit space; additional space for the Partner Pavilion will be at the full retail exhibit space rate. If Novell selects additional exhibit space or the Partner Pavilion Space contemporaneously with the Base Exhibit Space and the floor plan permits, the additional space will be adjacent to the Base Exhibit Space.

      d. Meeting Rooms. ZD Events shall make available to Novell, at a discounted rate, the rental of up to [XXXXX] medium-sized meeting rooms located at the Event, except that for international events the availability of rooms for Novell will be subject to availability after providing for the customary requirements of ZD Events to produce the Event. The rental rate applicable to such meeting rooms by ZD Events shall be the greater of [XXXXX] of the listed rental rate charged to other exhibitors at the Event or [XXXXX] over ZD Events' costs for such rooms. Prior to the first date of any space re-sign, ZD Events shall provide Novell with a notice of the available meeting rooms together with the floor plan and the standard form of meeting room

[XXXXX] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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NetWorld License And Production Agreement                         ZD Events Inc.

            addendum applicable to the Event ("Meeting Room Addendum") and Novell shall have 5 business days to select available meeting rooms and execute and return the Meeting Room Addendum with respect to such rooms. In the event Novell does not select any meeting rooms and return the executed Meeting Room Addendum within the 5-day period, Novell will be deemed to have waived its first priority with respect to selecting meeting rooms at such Event. Novell further shall have right of first refusal to rent any meeting rooms that have not been rented, or otherwise committed for the production requirements of ZD Events, at least 60 days in advance of the Event, at a rate equal to greater of [XXXXX] over ZD Events' cost or [XXXXX] of the listed rental rate to other exhibitors. Should such rooms be available, ZD Events shall provide Novell with a notice of the available meeting room together with the floor plan and Meeting Room Addendum, and Novell shall have 2 business days to select available meeting rooms and execute the Meeting Room Addendum with respect to such rooms. In the event Novell does not select any meeting rooms and return the executed Meeting Room Addendum within such period, or prior to the first date on which re-sign is opened to exhibitors at the first day of the Event for which re-sign is made available, whichever first occurs, Novell will be deemed to have waived its right to rent such meeting rooms at such Event.

      e. Marketing and Promotional Opportunities (MPOs). Novell shall have a right of first refusal on all Event MPOs created by Novell or ZD Events. Such right shall not extend to MPOs created by third parties or for which a prior right of first refusal has been granted to a third party for a previous Event unless the third party has waived or failed to exercise its right of first refusal. For each MPO, Novell shall pay the greater of [XXXXX] over ZD Events' cost or [XXXXX] of listed price to other exhibitors. Prior to the first date of any space re-sign or announcement of an Event, or promptly upon the creation of the MPO, whichever comes first, ZD Events shall provide Novell with a notice of the availability of the MPO and the terms upon which it may be purchased, together with the standard form of MPO agreement applicable to the Event ("MPO Agreement"), and Novell shall have 5 business days to return the executed MPO Agreement. In the event Novell does not return the executed MPO Agreement during such 5 business day period, Novell will be deemed to have waived its right to such MPO at such Event.

      f. Keynotes. ZD Events will offer to Novell the opportunity to have keynote speakers, such as its CEO or CTO or others of equivalent level, visibility, or responsibilities, for at least [XXXXX] major Event each year in the United States and, with respect to Events scheduled outside the United States, for [XXXXX] of the Events scheduled on each continent, on the terms provided in Section l4(k) below.

      g. InteropNet-related Participation. ZD Events will have an InteropNet Event Network sponsorship program open to about [XXXXX] sponsors. ZD Events must offer to Novell the right of first refusal to, at Novell's option, be a co-sponsor in the InteropNet sponsorship program. Novell's right of first refusal expires on the 8th day after ZD Events communicates the offer in writing to Novell.

13.   ZD EVENTS OBLIGATIONS.

      ZD Events will be responsible for all aspects of coordinating, managing, facilitating, and producing each Event except to the extent expressly assigned to Novell under this Agreement and, in support of those responsibilities, will have the following responsibilities in connection with the Event.

[XXXXX] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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NetWorld License And Production Agreement                         ZD Events Inc.

      a. Locations. For each Event, ZD Events will fulfill any obligations to Novell directly to the Novell office responsible for or in the location in which the Event is held.

      b. ZD Events' Obligation to Produce Event. ZD Events will, at its own expense and responsibility, organize and conduct the Event. ZD Events will confer with Novell regarding proposed locations and dates, but Novell may not unreasonably withhold its approval of proposed locations and dates. Without limiting the generality of the foregoing, ZD Events' responsibilities include design, logistics, marketing and promotion, venue issues, registration, revenue collections, and production; provided, however, ZD Events' responsibilities do not include tasks expressly assigned to Novell under this Agreement.

      c. ZD Events Databases. In addition to databases based on prior Events, ZD Events will use all relevant ZD Events databases to solicit attendees and exhibitors to attend or participate in an Event and to otherwise increase the visibility of the Event. Nothing in this provision is intended to confer on Novell any interests in such databases.

      d. Sales, Accounting/Treasury. ZD Events will set all Event related pricing; sell exhibit space, MPOs, and attendee passes; process all collections and expenditures received or incurred in connection with the Event; and retain all revenues received in connection with the foregoing, subject to the payment obligations of ZD Events to Novell under this Agreement. ZD Events accepts all risk of loss and profit for the Event.

      e. Programs. ZD Events will be responsible for all speaker logistics (excluding Novell and Novell speakers), including travel, fee negotiation (if applicable), obtaining presentations and technical requirements, and on-site speaker support.

      f. Quality of Event and Speakers. For each Event, ZD Events will maintain the quality of the Event and its keynote speakers at a level that is commensurate with the quality of similar ZD Events-owned events of similar size, scope, nature, and location. Novell acknowledges that maintenance of quality is dependent in part on its participation.

      g. Control Of Public Relations Activities. ZD Events has principal responsibility for public relations activities related to the Event.

      h. Exhibitors. The parties intend that exhibitors be affiliated with the network computing industry. ZD Events may determine in its sole discretion which prospective exhibitors may participate in the Event.

      i. Seminar. With respect to the seminar or conference portion of the Event, the parties agree as follows:

            i. ZD Events, alter reviewing and considering input from Novell, shall organize seminars and tutorials in connection with each Event.

            ii. ZD Events agrees to solicit input from user groups in the networking computing industry, including without limitation NetWare Users International.

      j. Attendee Lists. Promptly after written request from Novell, ZD Events shall provide Novell a copy of the Attendee List for use through a bonded mail-house as permitted in Section 3(b). The final copy of the Attendee List will be made


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NetWorld License And Production Agreement                         ZD Events Inc.

            available to Novell through a bonded mail-house no later than 4 weeks following such request.

14.   OBLIGATIONS OF NOVELL.

      Novell is responsible for participating in each Event and providing support for each Event as set forth in this Agreement, including but not limited to selected marketing, promotion, contribution, coordination, and support activities, as follows:

      a. Locations. For each Event, Novell will fulfill all obligations to ZD Events directly to the ZD Events office responsible for or in the location in which the Event is held.

      b. Promotion of the Event. Novell shall use reasonable efforts to promote the success of the Events, including encouraging resellers, VARS, distributors, strategic partners, and similar business partners to exhibit in Events; and providing to the extent practicable speakers and participants for the Event. Novell shall use commercially reasonable efforts to promote each Event as part of Novell promotional activities, web pages, and related activities by incorporating specific references to upcoming Events. Novell shall provide equipment, personnel, advice, and support as reasonably required by ZD Events to feature Novell products at the Event and in the ZD Events InteropNet.

      c. Novell Support of ZD Events Obligations. Novell shall officially support and endorse each Event. Novell shall assist ZD Events in its obligations as set forth in this Agreement. In the event ZD Events believes Novell has failed to provide the required assistance, ZD Events shall promptly notify Novell of its failure to perform and an opportunity to cure the lack of performance.

      d. Input. Novell will provide input to ZD Events in connection with the organization of seminars and tutorials for the Event.

      e. Timeliness. Novell will deliver Novell products in a timely manner and provide reasonable support of such systems implemented by ZD Events in accordance with this Agreement

      f. Product Announcements. Novell shall make commercially reasonable efforts to make new product or upgraded product introductions at the Event.

      g. Provision of Content and Information. Novell will: (i) provide suggestions to ZD Events to assist ZD Events in developing educational content of each Event; (ii) provide additional information to promote and assist ZD Events' advance Event marketing and sales; and (iii) provide Event speakers as reasonably requested by ZD Events.

      h. Exhibit. At each domestic Event, Novell will occupy and be responsible for one or more Novell exhibition areas that occupy a total of at least the Base Exhibit Space. Novell will be responsible for all other costs incurred in connection with the Novell exhibit, and for fees for its exhibit space in excess of the Base Exhibit Space.

      i. Novell Customer List. Novell will, not later than 20 weeks prior to each Event, provide to ZD Events access to the Novell Customer List through the bonded mail-house for use in accordance with the license granted in Article 9(a).

      j. Provision of Additional Information. Novell will, in its reasonable discretion, provide to ZD Events other strategic business or technical information in its possession


                                       14
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NetWorld License And Production Agreement                         ZD Events Inc.

            that it believes will materially support the success of the Event or that will assist ZD Events in marketing, producing and supporting the Event, including but not limited to market data, market research, product announcements, and nonconfidential information regarding key Novell business partners.

      k. Provision of Keynote Speakers. Novell will use all reasonable efforts to make available keynote speakers, such as its CEO or CTO or others of equivalent level, visibility, responsibilities, for at least [XXXXX] major Event each year in the United States and, with respect to Events scheduled outside the United States, for [XXXXX] of the Events scheduled on each continent. Novell will pay all expenses incurred by any such individual in connection with his or her address at the Event and will provide any special audiovisual or other technical support required in connection with the address (other than the standard audiovisual package made available to all speakers).

      l. Expenses. Except as otherwise specifically provided in this Agreement, Novell will be responsible directly for payment of all expenses incurred by Novell in connection with the performance of its obligations hereunder, and for the direct expenses, if any, incurred or advanced on Novell's behalf by ZD Events.

      m. General. Novell (i) may not create any expenses chargeable to ZD Events without ZD Events' prior written approval; (ii) will protect, to the best of its ability, its right to carry on this Agreement and to promote and participate in the Event as provided in this Agreement; and (iii) will comply with all laws and regulations relating or pertaining to its participation in and the promotion of the Event.

15. ADVISORY BOARD. In formulating policies and procedures for each Event, there shall be appointed a NetWorld+Interop Industry Advisory Board. Membership on the Board shall be determined by ZD Events and shall include at least one representative from Novell. ZD Events agrees to consider in good faith the recommendations of the NetWorld+Interop Industry Advisory Board in formulating the seminars, tutorials, speakers, and content of each Event. Novell shall take an active role in the Advisory Board.

16. INSURANCE. ZD Events will obtain policies of insurance providing all risk coverage (including but not limited to liability and property damage coverage) on and relating to the Event that are the subject of this Agreement in an amount not less than $10,000,000. ZD Events shall cause Novell to be named as an additional insured on these policy or policies and shall provide a copy of such to Novell upon request.

17. CONFIDENTIAL INFORMATION. Novell and ZD Events agree, during the term of this Agreement and for a period of 5 years from the termination or expiration of this Agreement, not to use for any purpose other than those contemplated by this Agreement, and not to disclose to any third party, or utilize such information for its own use, without the prior written consent of the other party, any information received from the other party that is identified as confidential or restricted prior to disclosure. Information may be distributed within the receiving party on a need-to-know basis only. Such information shall include information such as business plans and forecasts, non-public financial information, strategies regarding venues and dates, information relating to proposed mergers and acquisitions, and information relating to adjustments in Event focus. However, this confidentiality obligation does not extend to information that: (i) was rightfully in possession of, or was known by the receiving party prior to its receipt from the disclosing party; (ii) is or becomes public knowledge without the fault of the receiving party; (iii) is received in good faith by the receiving party from a source other than the disclosing party; or (iv) is independently developed by the receiving party without the use of any information required to be kept confidential hereunder.

[XXXXX] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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NetWorld License And Production Agreement                         ZD Events Inc.

18. TERM, RENEWAL AND TERMINATION. The initial term of this Agreement shall commence on the Effective Date of this Agreement and shall end 31 December 2001. The term shall automatically renew for successive 1-year periods unless either party at its sole option provides prior written notice, at least 15 months before expiration of the term, of its intent to terminate this Agreement or the parties otherwise agree to terminate this Agreement. The foregoing shall not affect either party's right to terminate this Agreement sooner for cause as provided herein.

      a. Termination. Without prejudice to any rights that either party may have under this Agreement or at law, equity or otherwise, Novell or ZD Events shall have the right to terminate this Agreement for cause upon the occurrence of any one or more of the following events ("Defaults"):

            i. If the other party materially defaults in the performance of any of its material obligations under this Agreement;

            ii. If the other party shall have ceased business, been adjudged bankrupt or insolvent, files or has filed against it a petition under any Bankruptcy Law, proposed any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for the benefit of creditors or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to the business of the other party; and/or

            iii. If there is any assignment by the other party of this Agreement or any right or obligation hereunder, except pursuant to the terms of Article 21, without the other party's prior written consent.

      b. Cure Of Defaults. Notice shall be given to the defaulting party who shall then have 90 days within which time to cure such Default. During the 90-day period, either party may invoke the dispute resolution procedures set forth in Article 22, but use of the dispute resolution process shall not extend the period for cure. Failure to cure a material default within this time frame shall entitle the other party to terminate the Agreement immediately upon notification to the defaulting party.

      c. Rights Upon Notice Of Termination. After notice of the termination of the Agreement has been given, during the period between the giving of notice and the date the termination becomes effective (the "Notice Period"):

            i. Either party may develop and organize events and conferences that take place after the termination of the Agreement

            ii. Neither party may use or refer to the other's Mark to promote its post-termination events, including but not limited to statements such as "formerly NetWorld" by ZD Events, or "formerly Interop" by Novell, or "formerly NetWorld+Interop" or "formerly "N+I" by either party.

            iii. Novell will continue to have access to the Attendee List as provided by this Agreement, but in addition may not use such list to promote any Novell post-termination event that uses the Novell Mark or to promote an event that is deemed competitive under Section 10(d)(ii) of this Agreement. But if the notice of termination for any reason was given by Novell, Novell's rights to the Attendee List terminate immediately upon Novell's notice of termination.

            iv. Events scheduled to take place during the Notice Period are not affected, and for those Events this Agreement continues in full effect. In addition,


                                       16
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NetWorld License And Production Agreement                         ZD Events Inc.

                  during the Notice Period ZD Events will continue to offer to Novell the sponsorship opportunities, MPO opportunities, and the like on the same terms and for the same general marketing purposes that were offered to Novell for the Events in like location that last preceded the Notice Period, for use by Novell on the same terms and for the same general marketing purposes as preceded the Notice Period.

            v. The parties shall agree upon and issue a mutually agreed-upon public statement, either on the occasion of the final Event or at such time during the Notice Period that it is deemed advisable by both parties to address the discontinuation of the Event with third parties. The parties shall not disparage the other party and may conduct customary practices for promoting any event(s) that may succeed the final Event.

      d. Rights Upon Termination Or Expiration. Upon the effective date of any expiration or termination of this Agreement:

            i. ZD Events must cease producing the Event and all rights granted hereunder to ZD Events immediately terminate, and Novell may not produce the Event and all rights granted hereunder to Novell immediately terminate.

            ii. Either party may develop and organize events and conferences that take place after the termination of the Agreement.

            iii. Neither party may use or refer to the other's Mark to promote its post-termination events, including but not limited to statements such as "formerly NetWorld" by ZD Events, or "formerly Interop" by Novell, or "formerly NetWorld+Interop" or "formerly "N+I" by either party.

            iv. Neither party may use "N+I" as a trademark or service mark after expiration of this Agreement.

            v. To identify any event in which it has an interest other than the Event, during the term of this Agreement and after termination of this Agreement, neither party may:

                  a)    use a name confusingly similar to the Combined Mark; or

                  b) use "N*+I*". For purposes of this subparagraph only, "N*" represents the letter "N", alone or followed by any string of letters or numbers, and "I*" represents the letter "I", alone or followed by any string of letters or numbers.

                  Nothing in this subsection 18(d)(v) is intended to foreclose Novell from using the Novell Mark, or ZD Events from using the ZD Marks.

            vi. If notice of termination for any reason was given by ZD Events, Novell shall have access via a bonded mail-house to the Attendee List from all Events for the 12 months preceding the effective date of termination, but may not use those lists to promote a NetWorld or successor event that takes place less than 12 months following the effective date of termination.

      e.    Survival. Sections 3, 4(d), 4(e), 4(g)(ii), 5(d), 5(e), 6(a), 17,
            18, 22, and 23, and all other provisions that by their nature survive termination, will survive any expiration or termination and shall continue in effect in accordance with their terms.


                                       17
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NetWorld License And Production Agreement                         ZD Events Inc.

      f. Other Rights and Remedies. The rights of Novell and ZD Events under this Article 18 are in addition to any other rights and remedies provided by law or under this Agreement.

19. NOTICES. All notices provided for in this Agreement shall be in writing, and shall be effective when received addressed as follows and sent by certified mail, return receipt requested:

      To Novell:

      Attn: Vice President of Communications
      Novell, Inc.
      122 East 1700 South
      Provo, Utah 84606
      Cc: via facsimile Attn: General Counsel, 801.228.7077 fax

      To ZD Events:

      Attn: President
      ZD Events Inc.
      303 Vintage Park Drive
      Foster City, CA 94404-1138
      Cc: via facsimile Attn: Chief Counsel, 650.525.0223 fax

      or to such other party or addresses as ZD Events or Novell may designate from time to time by notice.

20. RELATIONSHIP OF PARTIES. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Novell and ZD Events. Neither party shall have any right to obligate or bind the other party in any manner whosoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

21. NON-ASSIGNABILITY. Both parties to this Agreement agree that each does not have the right to assign, transfer, convey, or pledge the rights conferred under this Agreement to any other party without the express written consent of the other party (which consent may not be unreasonably withheld), except to an affiliate or a successor in interests in the event of an acquisition of substantially all of the assets or stock by, or the merger of, a party. Irrespective of the foregoing, Novell specifically agrees that it will not assign, during the term of this Agreement, its rights under this Agreement to a third party trade event management company. The parties, however, agree that this limitation does not apply to a division or subsidiary of Novell that produces any events, including, but not limited to, trade events, conferences, seminars, and tutorials related directly to Novell's primary business.

22.   GOVERNING LAW AND DISPUTE RESOLUTION,

      a. The construction and meaning of the terms and provisions of this Agreement shall be interpreted in accordance with the substantive laws of the United States of America. Jurisdiction and venue for any action brought by ZD Events shall be the State of Utah and governed by Utah law. Jurisdiction and venue for any action brought by Novell shall be the State of California and governed by California law. The choice of law rules of any jurisdiction shall be disregarded.

      b. If the parties or their representatives are unable to agree on the interpretation or execution of any provision of this agreement, then prior to the institution of any


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            formal dispute resolution process such as litigation, the matter must first be addressed by the parties in accordance with the following guidelines:

            i. Either party may request that this process be invoked regarding any material issue.

            ii. The issue must first be addressed by the persons representing each party in the relevant subject area; for example only, a marketing issue would first be addressed by each party's relevant marketing representative.

            iii. If the preceding effort is unsuccessful, either party may require that the issue be addressed by each party's Designated Representative. The Designated Representative must represent the company at approximately the vice-president level. Novell's initial Designated Representative is Ben Lambert. ZD Events' initial Designated Representative is Valerie Williamson, VP/Interop General Manager.

            iv. If the preceding effort is unsuccessful, either party may require that the issue be addressed by each party's Senior Representative. Novell's initial Senior Representative is Margaret Epperheimer, Vice President of Communications. ZD Events' initial Senior Representative is Dick Blouin.

            v. Nothing in this dispute resolution process precludes a party from seeking temporary equitable remedies.

            vi. The parties' Representatives may be changed upon written notice by a party to the other, substituting a Representative of similar rank or influence in the organization.

            vii. The dispute resolution process must be completed within 21 days or, if the Agreement imposes a time frame for a proposal and response, the parties must complete the dispute resolution process set forth in this subsection (b) in a span of time no greater than the time allotted for the original response.

23.   REMEDIES AND ATTORNEYS' FEES.

      a. Remedies. ZD Events and Novell each recognize and acknowledge that a breach of any of its covenants, agreements, or undertakings hereunder may cause irreparable damage to the other party, which cannot be readily remedied in monetary damages in an action at law, and may, in addition thereto, constitute an infringement of the licensed marks. In the event of a default by either party that could result in irreparable harm to the other or cause some loss or dilution of the other's good will, reputation, or rights in their respective trademarks, the non-defaulting party shall be entitled to seek immediate injunctive relief in addition to any other remedies available, at law or in equity, to stop or prevent such irreparable harm, loss or dilution, or to otherwise recover damages.

      b. Attorneys Fees. If any action is brought hereunder to enforce or interpret this Agreement, the successful or prevailing party shall recover from the non-prevailing party reasonable attorneys fees and other costs incurred in that action, in addition to any and all other relief to which it may be entitled.

      c. No Right of Set-Off. Neither may withhold performance or payment under this Agreement due to the other party's failure, whether alleged or adjudicated, to pay or perform pursuant to obligations extrinsic to this Agreement.


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      d.    Informal Dispute Resolution. In the event of a dispute arising hereunder, the parties shall seek to resolve such dispute informally and to escalate the resolution of the matter to appropriate executives, or use the process outlined in Section 22(b).

24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. Headings are included for convenience only and may not be used to interpret this Agreement. Any waiver, variation or amendment of any term or condition of this Agreement is effective only if signed by authorized representatives of both parties herein.

25. SIGNATURES. This Agreement may be executed in counterparts and becomes effective on the Effective Date.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day and year first above written.

Novell, Inc.

Name: MARGARET EPPERHEIMER
     --------------------------------------

Title: VICE PRESIDENT, CORPORATE MARKETING
      -------------------------------------

Date: 4-16-99
     --------------------------------------

Signature: /s/ Margaret Epperheimer
          ---------------------------------


ZD Events Inc.

Name: Richard R. Blouin
     --------------------------------------

Title: Executive Vice President
      -------------------------------------

Date: 4-16-99
     --------------------------------------

Signature: /s/ Richard R. Blouin
          ---------------------------------


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                                   Exhibit A
                                   Novell Mark

NETWORLD

[NETWORLD DESIGN MARK]

                                    Exhibit B
                                    ZD Marks

See Attached Trademark Registrations For:

       INTEROP (Reg. No. 1,573,908)

       INTEROP EVENT LOGO (Reg. No. 1,572,484)

In addition, Novell acknowledges that ZD Events uses or has used the following marks in connection with the Events, and owns such marks as between the parties, and no license is granted to Novell in the following marks under this Agreement

Start-Up City

CommUnity

Solutions Showcase

Presentation Theatres

InteropNet


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                                    Exhibit C
                                 Existing Events

1999 NetWorld+Interop Events (presently scheduled)

NetWorld+Interop 99 Singapore
Conference: April 5-9, 1999
Exposition: April 7-9, 1999
Singapore International Convention & Exhibition Centre
Singapore

NetWorld+Interop 99 Las Vegas
Conference: May 10-14, 1999
Exposition: May 11-13, 1999
Las Vegas Convention Center
Las Vegas, Nevada

NetWorld+Interop 99 Tokyo
Conference: May 31-June 4, 1999
Exposition: June 2-4, 1999
Nippon Convention Center (Makuhari Messe)
Tokyo, Japan

NetWorld+Interop at COMDEX/Canada '99
July 14-16, 1999
Metro Toronto Convention Centre
Toronto, Ontario

NetWorld+Interop 99 Paris
Conference: September 13-17, 1999
Exposition: September 15-17, 1999
Parc des Expositions de Paris
Porte de Versailles
Paris, France

NetWorld+Interop 99 Atlanta
Conference: September 13-17, 1999
Exposition: September 15-17, 1999\
Georgia World Congress Center
Atlanta, Georgia

NetWorld+Interop 99 Sao Paulo
November 9-12, 1999
Expo Center Norte
Sao Paulo, Brazil

NetWorld+Interop 99 Sydney
Expo: November 16-18, 1999
Education Program: November 15-19, 1999\
Sydney Convention and Exhibition Centre
Sydney, Australia


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NetWorld License And Production Agreement                         ZD Events Inc.